EXHIBIT 3.19

ARTICLES OF DISSOLUTION

Of

PHOENIX CONSULTING GROUP, INC.

(an Alabama For-Profit Corporation)

Pursuant to Code Alabama § 10-2B-14.03, Phoenix Consulting Group, Inc., an Alabama for-profit corporation, submits the following Articles of Dissolution to permit its conversion to Phoenix Consulting Group, LLC, an Alabama limited liability company, in accordance with the Alabama Business Entities Conversion and Merger Act, Code of Alabama § 10-15-2 et. seq.

FIRST:	The name of the corporation is Phoenix Consulting Group, Inc.

SECOND:	The dissolution of the corporation was authorized on October 16, 2009.

THIRD:	The dissolution was approved by the sole shareholder, DynCorp International, LLC, holding 33 shares of the corporate stock which constitutes the entirety of the outstanding stock of the corporation.

FOURTH:	The dissolution of Phoenix Consulting Group, Inc. is to comply with Code of Alabama § 10-15-3(b)(l) in order to effect its conversion into Phoenix Consulting Group, LLC, an Alabama limited liability company.

FIFTH:	Phoenix Consulting Group, Inc. is being converted to Phoenix Consulting Group, LLC, an Alabama limited liability company, whose Articles of Organization are filed with the Office of the Judge Probate, Madison County, Alabama.

Dated this16th day of October, 2009.

/s/ Gary L. Rigney
Gary L. Rigney, Esq.
Attorney for DynCorp International, LLC

PREPARED BY:

Gary L. Rigney, Esq.

689 Discovery Drive, Suite 130

Huntsville, AL 35806

Phone: (256)971-0721

Fax: (256) 971-9785

E-mail: grigney@grigney.com

Articles of Incorporation

of

Phoenix Consulting Group, Inc.

WE, THE UNDERSIGNED, natural persons of legal age, acting as incorporators of a corporation under the laws of the State of Alabama, adopt the following articles of incorporation for such corporation:

FIRST:	The name of the corporation is Phoenix Consulting Group, Inc.

SECOND:	The period of its duration is perpetual.

THIRD:	The purposes for which the corporation is organized are: to provide management consulting services and perform threat and security analysis, special studies, and related tasks for government, commercial and private consumers; to plan, organize and present training courses in management, intelligence, security, and related subjects; to provide business consulting services in physical, personnel, and information security and related subjects; and to perform other such tasks as may be necessary and desired by the consumer in fulfilling the primary tasks set forth in this paragraph.

FOURTH:	The aggregate numer of shares which the corporation shall have authority to issue is 1000 shares of common stock with no par value per share.

FIFTH:	The corporation shall not commence business until at least $500 has been received by it as consideration for the issuance of shares.

SIXTH:	Cumulative voting of shares is not authorized.

SEVENTH:	Provisions limiting or denying to shareholders the preemptive right to acquire additional or treasury shares of the corporation are: All such transactions must be approved in a vote by a two-thirds majority of the Board of Directors.

EIGHTH:	Provisions for the regulation of the internal affairs of the corporation are set forth in its by-laws.

NINTH:	The address of the initial registered office of the corporation is: 3801 Triana Blvd, Huntsville, AL 35805 and the name of its initial registered agent at such address is John A. Nolan, III.

TENTH:	Address of the principal place of business is: 9629 Waldrop Drive, Huntsville, AL 35803.

ELEVENTH:	The number of directors constituting the initial board of directors of the corporation is five (5), and the names and addresses of die persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

Name	Address

John A. Nolan III	9629 Waldrop Drive, Huntsville, AL 35803

James D. Fountain	408A Eustis Ave, Huntsville, AL 35801

John D. Tynes	7812 Benton St, Huntsville, AL 35802

James I. Pelham III	104 Pattiwood Dr, Hazel Green, AL 35750

Michael D. Corley	111 Bibb Drive, Madison, AL 35758

The name and address of each incorporator is:

Name	Address

John A. Nolan III	9629 Waldrop Drive, Huntsville, AL 35803

James D. Fountain	408A Eustis Ave, Huntsville, AL 35801

John D. Tynes	7812 Benton St, Huntsville, AL 35802

James I. Pelham III	104 Pattiwood Dr, Hazel Green, AL 35750

Michael D. Corley	111 Bibb Drive, Madison, AL 35758

IN WITNESS WHEREOF, the incorporators have hereunto set their hands this 14th day of October, 1991.

Signatures of All Incorporators

/s/ John A. Nolan III

/s/ James D. Fountain

/s/ John D. Tynes

/s/ James I. Pelham III

/s/ Michael D. Corley

STATE OF ALABAMA	OFFICE OF THE JUDGE OF PROBATE

MADISON COUNTY

CERTIFICATE OF INCORPORATION

OF

Phoenix Consulting Group, Inc.

I, the undersigned, Judge of Probate, Madison County, Alabama here certify that Articles of Incorporation for the Incorporation of Phoenix Consulting Group, Inc. duly signed pursuant to the provisions of the Code of Alabama, have been received in this office and found to conform to law and that the name of the corporation is now reserved with the Secretary of State of Alabama under reservation No.             dated                     .

ACCORDINGLY, the undersigned, as such Judge of Probate, and by virtue of the authority vested in me by law, hereby issue this Certificate of Incorporation of Phoenix Consulting Group, Inc. and attach hereto a certified copy of the Articles of Incorporation.

Dated October 15, 1991.

/s/ Frank H. Riddick
Judge of Probate